UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2026

HEARTBEAM, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-41060	47-4881450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2118 Walsh Avenue, Suite 210

Santa Clara, CA 95050

(Address of principal executive offices, including zip code)

(408) 899-4443

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BEAT	NASDAQ
Warrant	BEATW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Heartbeam, Inc.’s (the “Company”) with the Securities and Exchange Commission on June 24, 2026 (the “Original Filing”). The Original Filing reported under Item 5.02 that it was expected that the Company and Robert P. Eno would enter into a consulting agreement, and that any payment of the severance amounts pursuant to the terms of Mr. Eno’s Employment Agreement dated as of January 17, 2023 is subject to Mr. Eno’s execution of a release of claims satisfactory to the Company. This Amendment is being filed to disclose that the consulting agreement and release of claims referenced in the Original Filing were executed on July 30, 2026, and to provide the material terms thereof as required by Item 5.02. Except as set forth herein, this Amendment does not amend, update, or change any other disclosures in the Original Filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation Agreement and Release

In connection with Mr. Eno’s departure, the Company and Mr. Eno entered into a Separation Agreement and Release (the “Separation Agreement”) and an Advisory Agreement (the “Advisory Agreement”) on July 30, 2026. The Separation Agreement provides that, in exchange for, among other things, Mr. Eno’s execution of a release of claims in favor of the Company and its affiliates and his continued compliance with restrictive covenants, Mr. Eno will receive (i) a lump sum cash payment of $300,000 (reflecting nine (9) months of Mr. Eno’s base salary); (ii) the opportunity to serve as a non-employee advisor to the Company pursuant to the terms of the Advisory Agreement; (iii) an extension of the post-termination exercise period for each of Mr. Eno’s outstanding stock options until the earlier of (x) December 31, 2027,or (y) the expiration of the stated maximum term of the applicable stock option; (iv) a full acceleration in vesting of all outstanding stock options and restricted stock unit awards Mr. Eno holds , subject to the terms and conditions of the Company’s 2022 Equity Incentive Plan; and (v) up to nine months of COBRA premium reimbursement. The Advisory Agreement provides that Mr. Eno will receive a one-time advisory retainer fee of $1,000 for his service as an advisor to the Company.

The foregoing is a summary of the material terms of the Separation Agreement and Advisory Agreement and is qualified in its entirety by reference to the complete text of such agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Amendment.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and Release, by and between Robert P. Eno and HeartBeam, Inc., dated July 30, 2026
10.2	Advisory Agreement, by and between Robert P. Eno and HeartBeam, Inc., dated July 30, 2026
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HeartBeam, Inc.

Date: August 5, 2026	By:	/s/ Branislav Vajdic
	Name:	Branislav Vajdic
	Title:	President